EXHIBIT 991.

Vanguard Announces Redemption of Notes

NASHVILLE, Tennessee, February 3, 2010 – Vanguard Health Systems, Inc. (“Vanguard”) announced today that its wholly-owned subsidiaries Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and  Vanguard Health Holding Company I, LLC (“VHS Holdco I”) will redeem for cash all of its outstanding (i) 9% Senior Subordinated Notes due 2014 (CUSIP No. 92203PAB2) (the “9% Notes”) co-issued by VHS Holdco II and Vanguard Holding Company II, Inc. (“VHS Holdco Co. II, Inc.” and, together with VHS Holdco II, the “9% Issuers”) and (ii) 11.25% Senior Discount Notes due 2015  (CUSIP No. 92203RAB8) (the “11.25% Notes” and, together with the 9% Notes, the “Notes”) co-issued by VHS Holdco I and Vanguard Holding Company I, Inc. (“VHS Holdco Co. I, Inc.” and, together with VHS Holdco I, the “11.25% Issuers”).

The redemption date for the 9% Notes will be March 5, 2010.  The redemption price for the 9% Notes will be 104.500% of the principal amount thereof, plus any accrued and unpaid interest up to, but not including, the date of redemption.  The 9% Notes were originally issued on September 23, 2004, and approximately $20.6  million aggregate principal amount of the 9% Notes remains outstanding on February 3, 2010.

The redemption date for the 11.25% Notes will also be March 5, 2010.  The redemption price for the 11.25% Notes will be 105.625% of the principal amount thereof, plus any accrued and unpaid interest up to, but not including, the date of redemption.  The 11.25% Notes were also originally issued on September 23, 2004, and approximately $4.1 million aggregate principal amount of the 11.25% Notes remains outstanding on February 3, 2010.

On and after the date of redemption, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon and all rights of the holder of the Notes will cease to exist, except for the right to receive the redemption price without interest thereon.

The notice of redemption will be sent to registered holders of the Notes on or about February 3, 2010.  Notes are to be surrendered to U.S. Bank National Association, as trustee and paying agent, in exchange for payment of the redemption price.  Questions relating to, and requests for additional copies of, the notice of redemption should be directed to U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107 (phone number (800) 934-6802) .

Vanguard also announced today, in lieu of the above redemptions but in connection with the previously announced tender offers ( the “Tender Offers”), that holders who validly tender their 9% Notes on or prior to 12:00 midnight, New York City time, on Thursday, February 11, 2010 unless extended (the “Tender Offer Expiration Date”) shall receive the tender offer consideration equal to $1,017.50 per $1,000 principal amount of the 9% Notes, plus any accrued and unpaid interest on the 9% Notes up to, but not including, the payment date for such 9% Notes. Holders who validly tender their 11.25% Notes on or prior to the Tender Offer Expiration Date shall receive the tender offer consideration equal to $1,030.00 per $1,000 principal amount at maturity of the 11.25% Notes, plus any accrued and unpaid interest on the 11.25% Notes up to, but not including, the payment date for such 11.25% Notes.

The Tender Offers relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 14, 2010 (the “Statement”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”).  Further details about the terms and conditions of the Tender Offers  are set forth in the Statement and  Letter of Transmittal.

VHS Holdco II and VHS Holdco I each reserves the right, in its sole discretion, to further modify the terms of its respective Tender Offer, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Date of such Tender Offer.

The Tender Offers are being made pursuant to the Statement and Letter of Transmittal, which more fully set forth the terms of the Tender Offers.

The 9% Issuers and the 11.25% Issuers have engaged BofA Merrill Lynch as Dealer Manager and Solicitation Agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 388-9217 (collect).  Requests for copies of the Statement or other tender offer materials may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 470-4500 (toll free) or (212) 430-3774 (collect).

This announcement is not an offer to purchase or solicitation of an offer to purchase or a solicitation of tenders or consents with respect to any Notes.

Company Information and Forward-Looking Statements

About Vanguard

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; San Antonio, Texas; and Worcester and metropolitan Boston, Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue or make acquisitions that strengthen existing markets and acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including making strategic capital investments to expand services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.

This press release contains “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby.  Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this report by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement Vanguard’s business strategies; Vanguard’s ability to successfully integrate future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; potential federal or state reform of healthcare; future governmental investigations; the availability of capital to fund Vanguard’s corporate growth strategy; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of Vanguard’s managed healthcare plans; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior

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management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at Vanguard’s hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; and volatility of materials and labor costs for potential construction projects that may be necessary for future growth.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Vanguard Health Systems, Inc.
Gary Willis, Senior Vice President and Chief Accounting Officer
(615) 665-6098

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